Exhibit 3.58

RESTATED BYLAWS

OF

MOBILE MEDICAL TRANSPORTATION, INC.

ARTICLE I

Name, Principal Office and Resident Agent

Section 1. Name. The name of this Corporation is MOBILE MEDICAL TRANSPORTATION, INC.

Section 2. Principal Office and Registered Agent. The address of the Principal Office of this Corporation is 2100 Huntingdon Avenue, Baltimore, Maryland 21211. The Resident Agent of the Corporation is Mark L. Joseph, 2100 Huntingdon Avenue, Baltimore, Maryland 21211.

ARTICLE II

Seal and Fiscal Year

Section 1. Seal. The seal of this Corporation shall have inscribed on it the name of this Corporation, the date of its organization, and the words “Corporate Seal, State of Maryland.”

Section 2. Fiscal Year. The fiscal year of this Corporation shall begin on January 1, and end on December 31 of each year.

ARTICLE III

Shareholders’ Meetings

Section 1. Place of Meetings. Meetings of the Shareholders shall be held at the principal office of the Corporation or at any other place (within or without the State of Maryland) the Board of Directors may from time to time select.

Section 2. Annual Meeting. An annual meeting of the Shareholders shall be held on the first Monday in April of each year, if not a legal holiday, and if a legal holiday, then on the next secular day following that is not a legal holiday, at ten o’clock a.m., and the Shareholders shall elect a Board of Directors and transact other business. If an annual meeting has not been called and held within six (6) months after the time designated for it, any Shareholder may call it.

Section 3. Special Meetings. Special meetings of the Shareholders may be called by the President, by a majority of the Board of Directors, or by the holders of one-fourth (1/4) or more of the shares of Common Stock outstanding and entitled to vote.

Section 4. Notice of Meetings. A written or printed notice of each Shareholders’ meeting, stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes of the meeting shall be given by the Secretary of the Corporation or by the person authorized to call the meeting, to each Shareholder of record entitled to vote at the meeting. This notice shall be sent at least ten (10) days before the date named for the meeting (unless a greater period of notice is required by law in a particular case) to each Shareholder by United States mail or by telegram, charges prepaid, to the Shareholder’s address appearing on the books of the Corporation.

Section 5. Waiver of Notice. A Shareholder, either before or after a Shareholders’ meeting, may waive notice of the meeting; and his or her waiver shall be deemed the equivalent of giving notice. Attendance at a Shareholders’ meeting, either in person or by proxy, of a person entitled to notice shall constitute a waiver of notice of the meeting unless he attends for the express purpose of objecting to the transaction of business on the grounds that the meeting was not lawfully called or convened.

Section 6. Voting Rights. Subject to the provisions of the law of the State of Maryland, each holder of the Common Stock in the Corporation shall be entitled at each Shareholders’ meeting to one vote for every share of stock standing in his or her name on the books of the Corporation; but, transferees of shares that are transferred on the books of the Corporation within ten (10) days next preceding the date set for a meeting shall not be entitled to notice of, or to vote at, the meeting.

Section 7. Proxies. A Shareholder entitled to vote may vote in person or by proxy executed in writing by the Shareholder or by his or her attorney-in-fact. A proxy shall not be valid after eleven (11) months from the date of its execution unless a longer period is expressly stated in it.

Section 8. Quorum. The presence, in person or by proxy, of the holders of two-thirds (2/3) or more of the shares of Common Stock outstanding and entitled to vote shall constitute a quorum at meetings of Shareholders. At a duly organized meeting Stockholders present can continue to do business until adjournment even though enough Shareholders withdraw to leave less than a quorum.

Section 9. Adjournments. Any meeting of Shareholders may be adjourned. Notice of the adjourned meeting or of the business to be transacted there, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which could have been transacted at the meeting originally called.

Section 10. Informal Action by Shareholders. Any action that may be taken at a meeting of Shareholders may be taken without a meeting if a consent in writing setting forth the action shall be signed by all of the Shareholders entitled to vote on the action and shall be filed with the Secretary of the Corporation. This consent shall have the same effect as a unanimous vote at a Shareholders’ meeting.

ARTICLE IV

The Board of Directors

Section 1. Number, Qualifications and Term of Offices. The business and affairs of the Corporation shall be managed by a Board of at least two (2) Directors, none of whom need be resident in the state of Maryland or hold shares in the Corporation. Each Director, except one appointed to fill a vacancy, shall be appointed in the manner set forth herein to serve for the term of one (1) year and until his or her successor shall be elected and shall qualify. The number of Directors may be increased (or decreased), subject to the limitations set forth in the Articles of Incorporation, at any time by a vote of the holders of two-thirds (2/3) or more of the shares of Common Stock outstanding and entitled to vote held at any regular or special meeting of the Shareholders called for that purpose.

Section 2. Vacancies. Vacancies on the Board of Directors shall be filled by a majority of the remaining members of the Board though less than a quorum. Each Director so elected by the Shareholders at the next annual meeting or at a special meeting earlier called for that purpose. The other members of the Board of Directors may declare vacant the office of a Director who is convicted of a felony or who is declared of unsound mind by an order of court.

Section 3. Directors shall not receive a salary for their services as Directors; but, by resolution of the Board, a fixed sum and expenses of attendance may be allowed for attendance at each meeting of the Board. A Director may serve the Corporation in a capacity other than that of Director and receive compensation for the services rendered in that other capacity.

Section 4. Removal. At a meeting of Shareholders called for that purpose, the entire Board of Directors or any individual Director may be removed from office without assignment of cause by the vote of a majority of the shares entitled to vote at an election of Directors.

ARTICLE V

Meetings of the Board

Section 1. Place of Meetings. The meetings of the Board of Directors may be held at the principal office of the Corporation or (subject to section 2, Article V of these By-Laws) at anyplace within or without the State of Maryland that a majority of the Board of Directors may from time to time by resolution appoint.

Section 2. Annual Meeting. The Board of Directors shall meet each year immediately after the annual meeting of the Shareholders at the place that meeting has been held, to elect officers and consider other business.

Section 3. Special Meetings. Special meetings of the Board of Directors may be called at any time by the President or by any two Directors of the Board.

Section 4. Notice of Meetings. Notice of the annual meeting of the Board of Directors need not be given. Written notice of each special meeting, setting forth the time and place of the meeting shall be given to each Director at least twenty-four hours before the meeting. This notice may be given either personally or by sending a copy of the notice through the United States mail or by telegram, charges prepaid, to the address of each Director appearing on the books of the Corporation.

Section 5. Waiver of Notice. A Director may waive in writing notice of a special meeting of the Board either before or after the meeting; and his or her waiver shall be deemed the equivalent of giving notice. Attendance of a Director at a meeting shall constitute waiver of notice of that meeting unless he attends for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.

Section 6. Quorum. At meeting of the Board of Directors a majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business. If a quorum is present, the acts of a majority of the Directors in attendance shall be the acts of the Board.

Section 7. Adjournment. A meeting of the Board of Directors may be adjourned. Notice of the adjourned meeting or of the business to be transacted there, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

Section 8. Informal Action. If all the Directors severally or collectively consent in writing to any action taken or to be taken by the Corporation and the writing or writings evidencing their consent are filed with the Secretary of the Corporation, the action shall be as valid as though it had been authorized at a meeting of the Board.

ARTICLE VI

Officers, Agents, and Employees

Section 1. Officers. The executive officers of the Corporation shall be chosen by the Board of Directors and shall consist of a President, Secretary and Treasurer, if the Board elects to have a Treasurer. Other officers, assistant officers, agents and employees that the Board of Directors from time to time may deem necessary may be elected by the Board or be appointed in a manner prescribed by the Board.

Two or more offices may be held by the same person except that one person shall not at the same time hold the offices of President and Vice-President or the offices of President and Secretary. Officers shall hold office until their successors are chosen and have qualified, unless they are sooner removed from office as provided in these bylaws.

Section 2. Vacancies. When a vacancy occurs in one of the executive offices by death, resignation or otherwise, it shall be filled by the Board of Directors. The officer so elected shall hold office until his or her successor is chosen and qualified.

Section 3. Salaries. The Board of Directors shall fix the salaries of the officers of the Corporation. The salaries of other agents and employees of the Corporation may be fixed by the Board of Directors or by an officer to whom that function has been delegated by the Board.

Section 4. Removal of Officers and Agents. Any officer or agent of the Corporation maybe removed by a majority vote of the Board of Directors whenever in their judgment the best interests of the Corporation will be served by the removal. The removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5. President: Powers and Duties. The President shall be the chief executive officer of the Corporation and shall have general supervision of the business of the Corporation. He shall preside at all meetings of Stockholders and Directors and discharge the duties of a presiding officer, shall present at each annual meeting of the Board of Directors a report of the business of the Corporation for the preceding fiscal year, and shall perform whatever other duties the Board of Directors may from time to time prescribe. The President shall have the authority to appoint, from time to time, one or more Vice Presidents to perform the functions of the President in his or her absence for non-consecutive periods of not more than thirty (30) days each appointment; provided, however, that notice of any such appointment is given by the President to the Board within three (3) calendar days of the appointment.

Section 6. Secretary: Powers and Duties. The Secretary shall attend all meetings of the Directors and of the Shareholders and shall keep or cause to be kept a true and complete record of the proceedings of those meetings. He shall keep the corporate seal of the Corporation, and when directed by the Board of Directors, shall affix it to any instrument requiring it. He shall give, or cause to be given, notice of all meetings of the Directors or of the Shareholders and shall perform whatever additional duties the Board of Directors and the President may from time to time prescribe.

Section 8. Treasurer: Powers and Duties. The Treasurer, if the Board elects to have a Treasurer, shall have custody of corporate funds and securities. He shall keep full and accurate accounts of receipts and disbursements and shall deposit all corporate monies and other valuable effects in the name and to the credit of the Corporation in a depository or depositories designated by the Board of Directors. He shall disburse the funds of the Corporation and shall render to the President or Board of Directors, whenever they may require it, an account of his or her transactions as Treasurer and of the financial condition of the Corporation. If the Board elects not to have a Treasurer, the powers and duties of the Treasurer shall devolve upon the President or as he or she may delegate, subject to the approval of the Board of Directors.

Section 9. Delegation of Duties. Whenever an officer is absent or whenever for any reason the Board of Directors may deem it desirable, the Board may delegate the powers and duties of an officer to any other officer or officers or to any Director or Directors.

Section 10. Long Term Employment Contracts. The Board of Directors may authorize the Corporation to enter into employment contracts with any executive officer for periods longer than one year, and any Articles of Incorporation or By-Law provision for annual election shall be without prejudice to the contract rights, if any, of executive officers under such contracts.

Section 11. Management of Corporation. The President and Vice-President together with the Treasurer and the Secretary shall have the management of the business of the

Corporation and together they shall see that all orders and resolutions of the Board are carried into effect.

ARTICLE VII

Share Certificates and the Transfer of Shares

Section 1. Share Certificates. The share certificates shall be in a form approved by the Board of Directors. Each certificate shall be signed by the President and the Secretary, and shall be stamped with the corporate seal.

Section 2. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by the laws of Maryland, shall not be bound to recognize any equitable or other claim to or interest in the shares.

Section 3. Transfers of Shares. Shares of the Corporation shall only be transferred on its books upon the surrender to the Corporation of the share certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. In that event, the surrendered certificates shall be canceled, new certificates issued to the person entitled to them, and the transaction recorded on the books of the Corporation.

Section 4. Restriction on Transfer. As hereinafter set forth, the officers of the Corporation shall be authorized and empowered, upon resolution duly adopted and passed by the Board of Directors, to negotiate and execute on behalf of the Corporation one or more stock transfer restriction agreements restricting the transfer of shares of the Corporation upon terms and conditions to be approved by the Board.

Section 5. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of a certificate alleged to have been destroyed or lost if the owner makes an affidavit that it is destroyed or lost. The Board of Directors, in its discretion, may as a condition precedent to issuing the new certificate, require the owner to give the Corporation a bond as indemnity against any claim that may be made against the Corporation on the certificate allegedly destroyed or lost.

ARTICLE VIII

Special Corporate Acts

Section 1. Execution of Written Instruments. Contracts, deeds, documents, and instruments shall be executed by the President (or appointed Vice President) under the seal of the Corporation affixed and attested by the Secretary unless the Board of Directors shall in a particular situation designate another procedure for their execution.

Section 2. Signing of Checks and Notes. Checks, notes, drafts, and demand for money shall be signed by the officer or officers from time to time designated by the Board of Directors.

Section 3. Voting Shares Held in Other Corporations. In the absence of other arrangements by the Board of Directors, shares of stock issued by any other Corporation and owned or controlled by this Corporation may be voted at any Shareholders’ meeting of the other Corporation by the President of this Corporation or, if he is not present at the meeting, the shares may be voted by such person as the President and Secretary of the Corporation shall by duly executed proxy designate to represent the Corporation at the meeting.

ARTICLE IX

Amendments

The power to amend or repeal the bylaws or to adopt a new code of Bylaws is reserved to the Shareholders, the affirmative vote of holders of more than three-fourths (3/4) in number of the total number of shares of Common Stock issued and outstanding being necessary to exercise that power.

THE FOREGOING BYLAWS ARE HEREBY CERTIFIED TO BE THE TRUE AND CORRECT BYLAWS OF THE CORPORATION UNANIMOUSLY APPROVED BY A MEETING OF THE BOARD OF DIRECTORS ON THE 24th DAY OF September, 1997.

SECRETARY OF THE CORPORATION

BY-LAWS

OF

MOBILE MEDICAL TRANSPORTATION, INC.

ARTICLE I. OFFICES

The principal office of the Corporation in the State of Maryland shall be located in the County of Montgomery. The Corporation may have such other offices, either within or without the State of Maryland, as the Shareholders may designate or as the business of the Corporation may require from time to time.

ARTICLE II. SHAREHOLDERS

SECTION 1. Annual Meeting. The annual meeting of the Shareholders shall be held on the 1st business day in the month of June in each year, beginning with the year 1997, at the hour of 10:00 o’clock a.m., for the purpose of the transaction of such business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Maryland, such meeting shall be held on the next succeeding business day.

SECTION 2. Special Meetings. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, and shall be called by the President at the request of the holders of not less than 50 percent of all the outstanding shares of the Corporation entitled to vote at the meeting.

SECTION 3. Place of Meeting. The President may designate any place, either within or without the State of Maryland unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting. A waiver notice signed by all Shareholders entitled to vote at a meeting may designate any place, either within or without the State of Maryland, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Maryland.

SECTION 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of special meetings, the purpose or purposes for which the meeting is called, shall unless otherwise prescribed by statute, be delivered not less than 5 nor more than 30 days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

SECTION 5. Closing of Transfer Book o Fixing of Record Date. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the President of the Corporation may provide that the stock transfer books shall be closed for stated period but not to exceed, in any case, 30 days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least 15 days immediately preceding such meeting. In lieu of closing the stock transfer books, the President may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than 30 days and, in case of a meeting of Shareholders, not less than 5 days prior to the date on which the particular action, requiring such determination of Shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution declaring such dividend is adopted, as the case may be, shall be, shall be the record date for such determination of Shareholder. When a determination of Shareholders entitled to vote at any meeting of Shareholder has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 6. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person shall constitute a quorum at a meeting of Shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

SECTION 7. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of Shareholders. No proxy voting shall be accepted.

SECTION 8. Voting of Shares by Certain Holders. Shares standing in the name of another Corporation may be voted by such officer, or agent as the by-laws of such Corporation may prescribe, or, in the absence of such provision, as the board of directors of such Corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares to transferred.

Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

SECTION 9. Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the Shareholders, or any other action which may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III. BOARD OF DIRECTORS

Upon the election of the officers of the Corporation by the initial Board of Directors, as designated in the Articles of Incorporation, the Board of Directors shall cease to exist, and, thereafter, the Corporation shall have no Board of Directors until and unless these By-Laws and the Articles are amended to provide otherwise.

ARTICLE IV. OFFICERS

SECTION 1. Number. The Officers of the Corporation shall be a President, Vice President, Treasurer and a Secretary, each of whom shall be elected by the Board of Directors initially designated in the Articles of Incorporation. After the election of the Officers initially, the Board of Directors shall cease to exist, and, thereafter, the Officers shall be elected by the Shareholders. Such other Officers and assistant Officers as may be deemed necessary may be elected or appointed by the Board of Directors or Shareholders, as the case may be.

SECTION 2. Election and Term of Office. The Officers of the Corporation at each annual meeting of the Shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each Officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death, or until he shall resign, or have been removed in the manner hereinafter provided.

SECTION 3. Removal. Any officer or agent may be removed by the Shareholders whenever in their judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an Officer or agent shall not of itself create contract rights.

SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Shareholders for the unexpired portion of the term.

SECTION 5. President. The President shall be the principal executive Officer of the Corporation and, subject to the control of the Shareholders, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the Shareholders. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Shareholders, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Shareholders have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Shareholders or by these By-Laws to some other Officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Shareholders from time to time.

SECTION 6. Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the Shareholders in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (e) sign with the President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Shareholders; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Shareholders.

SECTION 7. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these By-Laws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Shareholders. If required by the Shareholders, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety of sureties as the Shareholders shall determine.

SECTION 8. Salaries. The salaries of the Officers shall be fixed from time to time by the Shareholders and no Officer shall be prevented from receiving such salary by reason of the fact that he is also a Shareholder of the Corporation.

ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. Contracts. The President or Shareholders may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of an on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences or indebtedness shall be issued in its name unless authorized by a resolution of the Shareholders. Such authority may be general or confined to specific instances.

SECTION 3. Checks, drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such Officer or Officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Shareholders.

SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Shareholders may select.

ARTICLES VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. Certificates for Shares. Certificates representing shares of the Corporation shall be signed by the President and by the Secretary or by such other Officers authorized by law and by the Shareholders to do so, and sealed with the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Shareholders may prescribe.

SECTION 2. Transfer of Shares. No transfer of shares of the Corporation shall be made without approval of at least two-thirds (2/3) of the voting Shareholders. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose names shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

SECTION 3. Restriction on Transfer of Shares. No Shareholder may sell his shares to a person other than an existing Shareholder, or the Corporation, without consent of 100% of the Shareholders. If a Shareholder desires to sell all or a portion of his shares, and the existing Shareholders refuse to purchase said shares at their market value, and further refuse to consent to the sale to a third party, then any Shareholder has the right to call for and compel the dissolution of the Corporation within 60 days of such refusals.

ARTICLE VII. FISCAL YEAR

The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December in each year.

ARTICLE VIII. DIVIDENDS

The Shareholders may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE IX. CORPORATE SEAL

The President shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, “Corporate Seal”.

ARTICLE X. WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any Shareholder of the Corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of the “Corporations and Associations” Article of the Annotated Code of Maryland, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI. AMENDMENTS

These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Shareholders at any regular or special meeting of the Shareholders.

Enacted this 10th day of February, 1996.

MARK L. JOSEPH